Exhibit 99.2

                               Hexcel Corporation
                  Net Sales by Product Group and Market Segment
                 For the Quarters  Ended June 30, 2006 and 2005,
                      and the Quarter Ended March 31, 2006

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                          ------------------------------------------------------
                          Commercial             Space &
(In millions)              Aerospace Industrial  Defense  Electronics   Total
--------------------------------------------------------------------------------

Second Quarter 2006
Reinforcements              $   21.5    $  32.0  $      -   $   13.0   $   66.5
Composites                     116.9       56.6      49.4          -      222.9
Structures                      21.8          -       4.8          -       26.6
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Total                       $  160.2    $  88.6  $   54.2   $   13.0   $  316.0
                                  51%        28%       17%         4%       100%
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First Quarter 2006
Reinforcements              $   17.9    $  36.6  $      -   $   14.1   $   68.6
Composites                     115.5       51.1      48.0          -      214.6
Structures                      19.8          -       4.0          -       23.8
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Total                       $  153.2    $  87.7  $   52.0   $   14.1   $  307.0
                                  50%        28%       17%         5%       100%
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Second Quarter 2005
Reinforcements              $   18.5    $  43.3  $      -   $   15.4   $   77.2
Composites                     108.2       54.9      50.4          -      213.5
Structures                      17.2          -       3.4          -       20.6
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Total                       $  143.9    $  98.2  $   53.8   $   15.4   $  311.3
                                  46%        32%       17%         5%       100%
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Year to Date June 30, 2006
Reinforcements              $   39.4    $  68.6  $      -   $   27.1   $  135.1
Composites                     232.4      107.7      97.4          -      437.5
Structures                      41.6          -       8.8          -       50.4
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Total                       $  313.4    $ 176.3  $  106.2   $   27.1   $  623.0
                                  50%        28%       17%         4%       100%
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Year to Date June 30, 2005
Reinforcements              $   35.8    $  86.1  $      -   $   32.2   $  154.1
Composites                     206.5      105.5      97.2          -      409.2
Structures                      32.8          -       5.8          -       38.6
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Total                       $  275.1    $ 191.6  $  103.0   $   32.2   $  601.9
                                  46%        32%       17%         5%       100%
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